VAN KAMPEN FUNDS INC.
                                LIST OF OFFICERS


Name                                              Title

Powers, III, Richard F.                           Chairman
Powers, III, Richard F.                           Managing Director
Powers, III, Richard F.                           Chief Executive Officer
Zimmermann, III, John H.                          President
Zimmermann, III, John H.                          Managing Director
Santo, Michael H.                                 Chief Operating Officer
Martellaro, Dominic Carl                          Managing Director
Massoni, Steven M.                                Managing Director
Santo, Michael H.                                 Managing Director
Saucedo, Colette M.                               Managing Director and
                                                  Chief Administrative Officer
Swanson, David Michael                            Managing Director
Althoff, Laurence Joseph                          Executive Director
Andrews, Don J.                                   Executive Director and
                                                  Chief Compliance Officer
Badler, Sara Louise                               Executive Director
Badler, Sara Louise                               General Counsel and Secretary
Bettlach, Patricia Anne                           Executive Director
Boos, Michael Paul                                Executive Director
Cogliandro, Dominick                              Executive Director
DeMoss, Gary R.                                   Executive Director
Golod, Richard G.                                 Executive Director
Hargens, Eric J.                                  Executive Director
Hogaboom, David Scott                             Executive Director
Huber, Troy David                                 Executive Director
Hughes, Michael Bernard                           Executive Director
Lanio, Thomas F.                                  Executive Director
Linton, David Onthank                             Executive Director
Mayfield, Carl E.                                 Executive Director
McClure, Mark R.                                  Executive Director
McGrath, Maura A.                                 Executive Director
Muller, Jr., Robert F.                            Executive Director
Rein, Walter E.                                   Executive Director
Ryan, James J.                                    Executive Director
Scherer, Andrew John                              Executive Director
Shaneyfelt, Gwen Louise                           Executive Director
Vale, Elizabeth Adams Scha*                       Executive Director
Watson, Robert Alan                               Executive Director
Wentsel, Scott Allen                              Executive Director
West, Robert Scott                                Executive Director
Wood, Edward Charles III                          Executive Director
Yount, James Robert                               Executive Director
Zacchea, Patrick Michael                          Executive Director


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Name                                              Title

Heffington, Gregory D.                            First Vice President
Rowley, Thomas C.                                 First Vice President
Stevens, James D.                                 First Vice President
Aieta, Melissa Elizabeth                          Vice President
Ambrosio, James Kenneth                           Vice President
Anders, Johanna M.                                Vice President
Armstrong, Timothy Ray                            Vice President
Ashton, Leslie Ann                                Vice President
Baker, Matthew T.                                 Vice President
Barkat, Shakeel Anwar                             Vice President
Bennett, James Bellew                             Vice President
Bernstiel, Scott Christopher Vice President       Freehold, NJ
Bianco, Roger J.                                  Vice President
Biegel, Carol S.                                  Vice President
Binder, Brian Edward                              Vice President
Bisaillon, Christopher M.                         Vice President
Bond, William Edwin                               Vice President
Brown, Elizabeth M.                               Vice President
Brown, Michael Winston                            Vice President
Browning, John T.                                 Vice President
Burket, Loren D.                                  Vice President
Buss, Juanita Ellen                               Vice President
Charlino, Richard J.                              Vice President
Chiaro, Deanna Margaret                           Vice President
Chriske, Scott Alan                               Vice President
Christman, Richard E.                             Vice President
Clavijo, German                                   Vice President
Colston, Michael R.                               Vice President
Connors, Kevin James                              Vice President
Costello, Gina M.                                 Vice President and
                                                  Assistant Secretary
Cummings, Suzanne                                 Vice President
Dickey, William David                             Vice President
Dredze, Patricia Flynn                            Vice President
Duerr, Paula M.                                   Vice President
Dumnich, Craig Alan                               Vice President
Eccleston, Michael E.                             Vice President
Fow, William Joseph                               Vice President
Fredrick, David Joseph                            Vice President
Friday, Charles D.                                Vice President
Glover, Robert P.                                 Vice President
Haas, Kyle Douglas                                Vice President
Hamilton, Daniel T.                               Vice President
Hansen, John Gregory                              Vice President


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Name                                              Title

Harrigan, William G.                              Vice President
Hibsch, Michael Douglas                           Vice President
Huber, Michelle H.                                Vice President
Jackson, Lowell M.                                Vice President
Johannsen, Nancy                                  Vice President
Jones, Laurie L.                                  Vice President
Jones, Tara Gay                                   Vice President
Kafkes, Louis Gregory                             Vice President
Kelly, Thomas Patrick                             Vice President
Kendall, Robert Daniel                            Vice President
Kleinschmidt, Gary F.                             Vice President
Kohly, Frederick R.                               Vice President
Kueng, Lisa Therese                               Vice President
Lathrop, Patricia D.                              Vice President
Laux, Brian Charles                               Vice President
Leal, Tony E.                                     Vice President
Lieberman, Holly Kay                              Vice President
Linstra, Jonathan Graham                          Vice President
Lowe, Ivan R.                                     Vice President
Lundgren, Richard M.                              Vice President
Mackay, Christopher George Vice President         Ann Arbor, MI
Macomber, Douglas Mathew Vice President           Elmhurst, IL
Marmoll, Eric J.                                  Vice President
Marsh, Kevin Stephen                              Vice President
McCartney, Brooks D.                              Vice President
McGrath, Ann Therese                              Vice President
Mills, John R.                                    Vice President
Moehlman, Stuart R.                               Vice President
Montoya, Alexis G.                                Vice President
Moore, Sterling Tyler                             Vice President
Morgan, Carin Elizabeth                           Vice President
Murphy, Lance O'Brian                             Vice President
Myers, Grant R.                                   Vice President
Nicolas, Peter                                    Vice President
O'Brien, James A.                                 Vice President
O'Donnell, Mark E.                                Vice President
Ott, Timothy Jay                                  Vice President
Papageorgakis, Pete                               Vice President
Parker, Gregory S.                                Vice President
Petrungaro, Christopher John Vice President       Naperville, IL
Poley, Shannon C.                                 Vice President
Poli, Richard J.                                  Vice President


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Name                                              Title

Pratt, Ronald E.                                  Vice President
Renn, Theresa Marie                               Vice President
Reszel, Kevin Wayne                               Vice President
Rohr, Michael W.                                  Vice President
Ross, Christine Cleary                            Vice President
Rothberg, Suzette Novak                           Vice President
Rourke, Jeffrey Scott                             Vice President
Ruimerman, Jason F.                               Vice President
Saigol, Shahid S.                                 Vice President
Sauerborn, Thomas J.                              Vice President
Saxon, Diane Marie                                Vice President and
                                                  Assistant Treasurer
Scherer, Maura                                    Vice President
Schiewe, Stanley Scott                            Vice President
Scholten, Timothy M.                              Vice President
Schorkopf, Paul F.                                Vice President
Schumacher, Robert Heywa* Vice President          Oakbrook Terrace, IL
Schuster, Ronald J.                               Vice President
Scott, Jeffrey M.                                 Vice President
Smith, Heather Fix                                Vice President
Stabler, Darren Day                               Vice President
Staniforth, Christopher J.                        Vice President
Stefanec, Richard John                            Vice President
Stevens, Scott J.                                 Vice President
Swenson, Terry L.                                 Vice President
Thomas, Joseph L.                                 Vice President
Thompson, Charles S.                              Vice President
Tierney, John F.                                  Vice President
Triplett, Hugh C.                                 Vice President
Tyson, Thomas Buckley                             Vice President
Ulvestad, Curtis L.                               Vice President
Van Bortel, Brett Alan                            Vice President
Vickrey, Larry Bryan                              Vice President
Waldron, Daniel B.                                Vice President
Warland, Jeff                                     Vice President
Wells, Sharon Monica                              Vice President
Werner, Steven Patrick                            Vice President
Whitworth III, Harold Everette Vice President     Liberty Township, OH
Wilczewski, Joel John                             Vice President
Wilson, Thomas M.                                 Vice President
Withers, Barbara Anne Marie Vice President        Oakbrook Terrace, IL
Wyckoff, John                                     Vice President


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Name                                              Title

Wynn, David Martin                                Vice President
McPheron, Ian James                               Vice President
McPheron, Ian James                               Assistant Secretary
Mitchell, Elisa Renee                             Vice President
Mitchell, Elisa Renee                             Assistant Secretary
Nelson, Elizabeth Ann                             Vice President
Nelson, Elizabeth Ann                             Assistant Secretary
Chadderton, Donna Lynn                            Assistant Vice President
Coleman, Regina Lynn                              Assistant Vice President
Doss, Kristen L.                                  Assistant Vice President
Echevarria-Davis, Tammy                           Assistant Vice President
Falduto, Craig S.                                 Assistant Vice President
Gray, Walter C.                                   Assistant Vice President
Johnson, Thomas G.                                Assistant Vice President
Putong, Christine K.                              Assistant Vice President &
                                                  Assistant Secretary
Rady, Dennis M.                                   Assistant Vice President
Richardson, Leah Anne                             Assistant Vice President
Robbins, David P.                                 Assistant Vice President
Salley, Pamela S.                                 Assistant Vice President
Saylor, David Templin                             Assistant Vice President
Schultz, Lisa A.                                  Assistant Vice President
Shipes, Laurel H.                                 Assistant Vice President
Trizil, Michael Edwin                             Assistant Vice President
Villarreal, David H.                              Assistant Vice President
Woolley, Judy W.                                  Assistant Vice President
Cogliandro, Dominick                              Assistant Treasurer
Napoli, Cathy                                     Assistant Secretary
Browning, John                                    Officer
George, Leticia                                   Officer
McLaughlin, William D.                            Officer
Newman, Rebecca C.                                Officer
Yovanovic, John                                   Officer
Pedersen, Scott P.                                Assistant Secretary
Pedersen, Scott P.                                Chief Privacy Officer


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                              VAN KAMPEN FUNDS INC.
                           LIST OF BOARD OF DIRECTORS

Name                                              Title

Powers, III, Richard F.                           Director
Santo, Michael H.                                 Director

Smith III, A. Thomas                              Director
Zimmermann, III, John H.                          Director